Exhibit 10.5

EXECUTION COPY

OMNIBUS AGREEMENT

This OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of, the Closing Date (as defined herein) by and among Titan Energy Management, LLC, a Delaware limited liability company (“Management”), Atlas Energy Resource Services, Inc., a Delaware corporation (“AERS”), Titan Energy, LLC, a Delaware limited liability company (“FinanceCo”), and Titan Energy Operating, LLC, a Delaware limited liability company (“Opco”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

R E C I T A L S:

WHEREAS, on July 27, 2016, Atlas Resource Partners, L.P. (“ARP”) and certain of its direct and indirect domestic subsidiaries (each, a “Debtor”, and collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”),Case No. 16-12149 (SHL) (Jointly Administered) (the “Cases”);

WHEREAS, on July 27, 2016, the Debtors filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al, pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) in the Cases;

WHEREAS, following the execution and delivery of this Agreement by each of the Parties, the Debtors shall seek the entry of an order confirming the Plan, pursuant to which, among other things, the Bankruptcy Court will approve this Agreement and the obligations of Debtor FinanceCo hereunder;

WHEREAS, pursuant to and in accordance with the Plan, the assets that comprised the Business (as defined herein) previously conducted by ARP have vested in Opco and its subsidiaries. Atlas Energy Group, LLC (“ATLS”) was the general partner of ARP and, in such capacity, operated and managed the Business on behalf of ARP;

WHEREAS, FinanceCo is the managing member of Opco;

WHEREAS, pursuant to the Delegation Agreement of even date herewith (the “Delegation Agreement”), FinanceCo has delegated to Management (the “Delegation”) all of FinanceCo’s rights and powers to manage and control the business and affairs of Opco to the fullest extent permitted under the Opco LLC Agreement (as defined below) and Delaware law, subject to the terms and conditions of the Delegation Agreement, the FinanceCo LLC Agreement (as defined below) and the Opco LLC Agreement;

WHEREAS, AERS is an Affiliate of Management and employs personnel who will provide Services on behalf of Management; and

WHEREAS, the Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth herein, with respect to certain general, administrative, management and operating services to be provided by Management for and on behalf of the FinanceCo Group (as defined below) and Opco’s payment and reimbursement obligations related thereto, and certain other matters.

NOW THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

“ARP” is defined in the Recitals to this Agreement.

“ATLS” is defined in the Recitals to this Agreement.

“Audit Right” is defined in Section 3.8.

“Bankruptcy Court” is defined in the Recitals to this Agreement.

“Business” means (i) developing and producing natural gas, crude oil and natural gas liquids, (ii) acquiring, owning and managing oil and gas property related to the foregoing, and (iii) sponsoring and managing, and co-investing in, certain Tax-Advantaged Drilling Partnerships.

“Business Day” shall mean a day on which Federal Reserve member banks in New York, New York are open for business.

“Cases” is defined in the Recitals to this Agreement.

“Change of Control Event” means (i) consummation of a merger or other transaction, other than a transaction pursuant to which the securities of FinanceCo outstanding immediately prior thereto continue to represent more than 50% of the combined voting power of the successor or parent entity or as a result of which more than 50% of the combined voting power is owned by Permitted Holders (as defined in that certain Employment Agreement, dated as of September 1, 2016, between FinanceCo and Daniel Herz); (ii) a direct or indirect sale, transfer or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of FinanceCo and its subsidiaries, taken as a whole; or (iii) an approval by FinanceCo’s equity holders of a plan of complete liquidation or dissolution of FinanceCo.

“Class B Directors” has the meaning set forth in the FinanceCo LLC Agreement.

“Closing Date” means the date the Plan is substantially consummated.

“Common Shares” means the common shares representing limited liability company interests in FinanceCo.

“Comparable Employment” means employment which provides the applicable employee with no less favorable (i) salary and bonus, (ii) employee benefits, (iii) position and duties and (iv) severance protection (in each case as compared to employment with such employee’s employment at Management or an Affiliate thereof), at a location that is within 35 miles of the location at which such employee provided services to Management or an Affiliate thereof.

“Confidential Information” shall mean, with respect to a particular Party, the matters, data, experience, know-how, documents, secrets, dealings, transactions and affairs of or relating to such Party and its Affiliates that is confidential or proprietary, including (i) with respect to Management, all information regarding allocated costs and expenses hereunder (including all information relating to or derived from the books, records and accounts of Management (regardless of whether included or incorporated into a report delivered to a Party or the Conflicts Committee (as defined below) hereunder or otherwise)) or this Agreement, and (ii) with respect to FinanceCo and Opco, all information regarding the Business that is confidential or proprietary.

“Conflicts Committee” means the Conflicts Committee of the board of directors of FinanceCo established pursuant to the FinanceCo LLC Agreement (as such agreement is in effect on the Closing Date).

“control,” “is controlled by” or “is under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Debtor” is defined in the Recitals to this Agreement.

“Delegation” is defined in the Recitals to this Agreement.

“Delegation Agreement” is defined in the Recitals to this Agreement.

“Disclosing Party” is defined in Section 6.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FinanceCo Group” means FinanceCo, Opco and its subsidiaries.

“FinanceCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Titan Energy, LLC, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.

“Force Majeure” means acts, occurrences, events and conditions beyond the reasonable control of Management, and that by the exercise of due diligence Management is unable to avoid or overcome in a reasonable manner, including (to the extent meeting the foregoing requirements) acts of God, labor disputes of a general nature or that affect an entire industry, sudden actions of the elements, or denial, lapse or revocation of any permit or regulatory approval necessary in connection with the operation of the Business.

“Indemnitee” means (a) Management, (b) any Person who is or was an Affiliate of Management, (c) any Person who is or was a manager, managing member, officer, director, employee, agent, fiduciary or trustee of Management or any Affiliate of Management, (d) any Person who is or was serving at the request of Management or any Affiliate of Management as a manager, managing member, officer, director, employee, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (e) any Person that Management designates as an “Indemnitee” for purposes of this Agreement.

“Initial Compensation Arrangements” means the employment agreements and Management Incentive Plan assumed and adopted, respectively, in connection with the consummation of the RSA and the Plan.

“Liability” means any loss, damage, deficiency, cost, expense, obligation, fine, penalty, expenditure, claim or liability (including attorneys’ fees and expenses and claims and liabilities resulting from environmental conditions or any third party claims or liabilities), injuries or other casualties of any kind to the person or property of anyone (including FinanceCo and Opco and their respective Affiliates and including loss or damage due to lack of insurance) including environmental damage.

“License” is defined in Section 4.1.

“Losses” means all losses, damages, liabilities, injuries, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses of any and every kind or character (including, without limitation, court costs and attorneys’ and experts’ fees and expenses) but excluding federal, state and local income taxes payable by FinanceCo.

“Marks” is defined in Section 4.1.

“Management Incentive Plan” means that certain Management Incentive Plan described in the “New Atlas Executive Compensation and Management Incentive Program Term Sheet” dated as of the date of the RSA and attached as an exhibit to the Term Sheet For 7.75% and 9.25% Senior Notes, which is attached as Exhibit C to the RSA.

“Name” is defined in Section 4.1.

“Opco LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Opco, as may be amended from time to time in accordance with the terms thereof.

“Party” and “Parties” are defined in the introduction to this Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan” is defined in the Recitals to this Agreement.

“Preferred Share” means the Series A Preferred Share as defined in the FinanceCo LLC Agreement.

“Properties” means, at any time, the oil and natural gas properties owned by the FinanceCo Group at such time, including oil and gas leases, mineral interests, royalty interests, overriding royalty interests, pipelines, flow lines, gathering lines, gathering systems, compressors, dehydration units, separators, meters, injection facilities, salt water disposal wells and facilities, plants, wells, downhole and surface equipment, fixtures, improvements, easements, rights-of-way, surface leases, licenses, permits and other surface rights, and other real or personal property appurtenant thereto or used in conjunction therewith.

“Receiving Party” is defined in Section 6.11.

“Representative” is defined in Section 6.11.

“RSA” means that certain Restructuring Support Agreement, dated as of July 25, 2016, by and among the Debtors and the “Restructuring Support Parties” (as defined therein), including all exhibits, appendices, schedules or annexes thereto, as may be amended in accordance with its terms.

“Services” is defined in Section 3.1.

“Subsequent Offering” means any public or private offering of Common Shares after the Closing Date.

“Tax-Advantaged Drilling Partnership” means any drilling partnership where investors (individuals or trusts) invest as general partners to take advantage of the exemption for working interests from the passive income rules in the US tax code.

ARTICLE II

INDEMNIFICATION OF FINANCECO

2.1 Indemnification. To the fullest extent permitted by law, Opco shall indemnify, defend and hold harmless FinanceCo and its officers, directors, employees, agents and representatives from and against any Losses suffered or incurred by FinanceCo or such Persons and related to or arising out of or in connection with FinanceCo carrying on its Business as provided in the FinanceCo LLC Agreement, including, without limitation, Losses arising from any threatened or pending claim or proceeding initiated by a holder of Common Shares against FinanceCo.

2.2 Insurance. Opco may purchase and maintain insurance to protect itself and any director or officer of FinanceCo against any liability asserted against and incurred by such director or officer in respect of service as such, whether or not Opco would have the power to indemnify such director or officer against such liability by law or under the provisions of this Article II or otherwise.

ARTICLE III

SERVICES AND REIMBURSEMENTS

3.1 Agreement to Provide Services.

(a) Management shall exclusively provide each member of the FinanceCo Group with all general and administrative and management and operating services as may be necessary or useful for the conduct of its business and affairs, including but not limited to financial, legal, accounting, tax advisory, financial advisory, business development and operating and engineering services, including but not limited to accounting, auditing, billing, corporate record keeping, treasury services (including with respect to the payment of distributions and allocation of reserves for taxes), cash management and banking, planning, budgeting, investor relations, risk management, information technology, insurance administration and claims processing, regulatory compliance and government relations, tax preparation, payroll, human resources, real property/land/title, geology/geophysics, commercial/marketing/transportation, and environmental, health and safety, and such other administrative, operating and management services as the Parties may agree from time to time (collectively, the “Services”). AERS shall provide such personnel for the performance of Services as Management shall request. Notwithstanding anything herein to the contrary, the failure of Management to provide to any member of the FinanceCo Group any Service for which Management is not entitled to receive full reimbursement under this Agreement (including where any approval of the Conflicts Committee required under Section 3.3(b) shall not have been obtained) shall not constitute a breach of this Agreement.

(b) The Services shall be consistent in nature and quality to the services of such type previously provided by ATLS in connection with its management and operation of the Business of ARP prior to the vesting of the assets of the Business in Opco and its subsidiaries.

(c) Whenever Management or any of its Affiliates makes a determination or takes or declines to take any other action in the performance of the Services, then, unless another express standard is provided for in this Agreement, Management or such Affiliate, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under any law, rule or regulation or at equity (including fiduciary standards). A determination, other action or failure to act by Management or any of its Affiliates in connection with the provision of Services, will be deemed to be in good faith unless the applicable party believed such determination, other action or failure to act was adverse to the interests of Opco (or, if such Services are being provided directly to FinanceCo, the interests of FinanceCo). In any proceeding brought by or on behalf of FinanceCo, Opco or any other member of the FinanceCo Group challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith.

(d) In accordance with the Delegation Agreement and Section 3.6, Management shall be entitled to take any actions, or enter into any contracts or agreements, in connection with this Agreement unless and to the extent that such action or entry into such contract or agreement is a Non-Delegated Duty and the Requisite Board Approval has not been obtained. To the extent that Management is permitted to arrange for contracts with third parties for goods and services in connection with the provision of the Services, Management shall use commercially reasonable efforts (i) to obtain such goods and services at rates competitive with those otherwise generally available in the area in which services or materials are to be furnished, and (ii) to obtain from such third parties such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished.

(e) Management shall not permit any liens, encumbrances or charges upon or against any of the Properties arising from the provision of Services or materials under this Agreement except (i) in the ordinary course of business consistent with past practice or (ii) as approved, or consented to, by FinanceCo.

(f) To the extent Management shall have charge or possession of any of the FinanceCo Group’s assets in connection with the provision of the Services, Management shall: (i) separately maintain, and not commingle, the assets of the FinanceCo Group with those of Management or any of its Affiliates; (ii) not hold title to any assets owned by the FinanceCo Group and will cause each member of the FinanceCo Group to hold its assets in its own name; (iii) maintain separate accounts, financial statements, books and records from those of the FinanceCo Group; and (iv) maintain an “arm’s-length” relationship with the FinanceCo Group.

(g) Management shall, at the cost and expense of FinanceCo and Opco (allocated in accordance with Section 3.3(b)), use commercially reasonable efforts to obtain and maintain during the term of this Agreement from insurers who are reasonably acceptable to FinanceCo and authorized to do business in the state or states or jurisdictions in which Services are to be performed by Management, insurance coverages in the types and minimum limits as the Parties determine to be appropriate and as is consistent with standard industry practice and the past practices of ATLS. Management agrees upon FinanceCo’s reasonable request from time to time or at any time to provide FinanceCo with certificates of insurance evidencing such insurance coverage and, upon request of FinanceCo, shall furnish copies of such policies. Except with respect to workers’ compensation coverage, the policies shall name FinanceCo as an additional insured, and Management shall use commercially reasonable efforts to ensure that the policies contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against FinanceCo. Management shall use commercially reasonable efforts to ensure that the policies provide that they will not be cancelled or reduced without giving FinanceCo at least 30 days’ prior written notice of such cancellation or reduction. The insurance policies and coverages may, if requested, be reviewed with the Conflicts Committee at least annually, beginning with the first Conflicts Committee meeting following the Closing Date.

(h) If Management uses or licenses intellectual property owned by third parties in the performance of the Services, Management shall take all reasonable steps to obtain and maintain to the extent required any such licenses and authorizations necessary to authorize its use of such intellectual property in connection with the Services.

(i) Notwithstanding anything herein to the contrary, an event of Force Majeure that affects the ability of Management or AERS to perform its obligations under this Agreement despite its reasonable good faith efforts to mitigate such effect shall not result in a breach of or failure of performance by Management or AERS in the performance of its obligations under this Agreement; provided, however, that the settlement of strikes shall be entirely within the discretion of Management or AERS, and the foregoing mitigation requirement shall not require the settlement of any strike by acceding to any demands that are unacceptable or inadvisable in the sole discretion of Management or AERS; provided further that (i) the affected Party gives the other Parties prompt written notice describing the particulars of the Force Majeure; (ii) the suspension of performance is of no greater scope and of no longer duration than is reasonably attributable to the Force Majeure; (iii) the affected Party uses commercially reasonable efforts to remedy its inability to perform its obligations under this Agreement; and (iv) when the affected Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Parties written notice to that effect. Notwithstanding anything herein to the contrary, the existence of a Force Majeure shall not relieve any Party of (i) any of its payment obligations under this Agreement or (ii) any other obligation under this Agreement to the extent that performance of such other obligation is not precluded by such Force Majeure.

3.2 Performance of Services by Affiliates and Third Parties. The Parties acknowledge and agree that certain officers affiliated with Management are parties to employment agreements with FinanceCo and Opco, and FinanceCo and Opco are jointly and severally liable for the obligations thereunder and shall transfer funds to AERS promptly when due sufficient to satisfy these obligations in full, without offset. To the extent that any such officer’s time is allocated to the business of affiliates of Management (other than any member of the FinanceCo Group), FinanceCo and/or Opco shall be reimbursed for such allocated time from AERS pursuant to Section 3.3(b). In discharging its obligations hereunder, Management may engage any of its Affiliates or any qualified third party to provide the Services (or any part thereof) on its behalf and the performance of the Services (or any part thereof) by any such Affiliate or third party will be treated as if Management performed such Services itself. Notwithstanding the foregoing, the engagement of any Affiliate or third party to provide Services shall not relieve Management of its obligations hereunder. Nothing contained in this Section 3.2 shall be deemed to restrict or limit the authority of Management to act on behalf of, or otherwise bind, FinanceCo, Opco or any member of the FinanceCo Group pursuant to Section 3.6, the Delegation or otherwise.

3.3 Reimbursement of Management.

(a) Subject to Sections 3.3(b) and 3.3(c) below, Opco shall reimburse Management on a monthly basis, or such other basis as Management may reasonably determine consistent with past practice, for (i) all direct and indirect expenses Management or AERS incurs or payments Management or AERS makes on behalf of the FinanceCo Group (including salary, bonus, incentive compensation, employee benefits and other amounts paid to any Person, including Affiliates of Management, including under the Initial Compensation Arrangements, to perform services for the FinanceCo Group, including the Services, and including the costs of retaining outside accounting, tax, legal, engineering and other services) and (ii) all other expenses allocable to the FinanceCo Group or otherwise incurred by Management or AERS in connection with managing and operating the FinanceCo Group’s business and affairs (including expenses allocated to Management by its Affiliates). To the extent that Opco shall have made a payment to Management in respect of any amount due to AERS hereunder from any member of the FinanceCo Group, such payment shall be deemed received by AERS from such member in respect of such obligation.

(b) To the extent any reimbursable general and administrative costs or expenses incurred by Management or its Affiliates (including corporate overhead) consist of an allocated portion of costs and expenses incurred by Management, its Affiliates or any member of the FinanceCo Group for the benefit of both the FinanceCo Group and Management and its Affiliates, such allocation shall be made on a cost reimbursement basis as determined by Management; provided that (x) promptly after its formation, the Conflicts Committee must review the current methodology by which ATLS or Management allocates its and its Affiliates’ general and administrative costs (including corporate overhead) to Opco and either approve or revise such methodology in good faith and (y) the Conflicts Committee must approve any proposed change to such current methodology before any such change to such current methodology becomes effective, provided, further that, in the case of each of clause (x) and clause (y), such approval not to be unreasonably withheld or delayed. Management shall provide the Conflicts Committee with such supporting documentation as the Conflicts Committee shall reasonably request in connection with its consideration of such allocation methodology or any material modification thereof and the Conflicts Committee shall be entitled to, acting through FinanceCo, exercise the Audit Right (as defined herein) in connection with such consideration. All such documentation so provided shall be subject to Section 6.11.

(c) No cost of any new or additional management compensation agreements or arrangements (other than those pursuant to the Initial Compensation Arrangements) will be allocated to Opco unless such management compensation agreements or arrangements shall have been approved by the Conflicts Committee, such approval not to be unreasonably withheld or delayed. For the avoidance of doubt, notwithstanding the foregoing, none of (i) the Initial Compensation Arrangements, (ii) the allocation of the remaining awards (2.5%) under the Management Incentive Plan to any officer or employee other than a Named Executive Officer (any such allocation to a Named Executive Officer shall be subject to such Conflicts Committee approval under Section 3.3(b)) or (iii) the costs of any of the foregoing, shall require approval by the Conflicts Committee in order for such costs to be allocated to Opco.

(d) Reimbursements pursuant to this Section 3.3 shall be in addition to any reimbursement to Management as a result of indemnification pursuant to Article V.

3.4 Reimbursement of FinanceCo.

(a) Opco shall reimburse FinanceCo for, or pay on FinanceCo’s behalf, all direct and indirect costs and expenses incurred by FinanceCo during the term of this Agreement in connection with the following:

(i) payments or expenses incurred for Services provided to FinanceCo by Management or by third parties or any Affiliates of Management;

(ii) payments or expenses incurred in connection with any Subsequent Offering, including, without limitation, legal and other expert fees, printing costs and filing fees;

(iii) expenses, compensation and benefits paid to members of the board of directors of FinanceCo; and

(iv) expenses and expenditures incurred by FinanceCo as a result of FinanceCo becoming and continuing as a publicly traded entity, including, without limitation, costs associated with annual, quarterly and other reports to holders of Common Shares, tax return and Form 1099 preparation and distribution, stock exchange listing fees, independent auditor fees, limited liability company governance and compliance, registrar and transfer agent fees and legal fees.

(b) Reimbursements pursuant to this Section 3.4 shall be in addition to any reimbursement to FinanceCo as a result of indemnification pursuant to Article I.

3.5 Billing Procedures. Opco will reimburse Management and FinanceCo for billed costs and expenses no later than the later of (a) the last day of the month following the performance month, or (b) thirty (30) calendar days following the date of the billing. Billings and payments may be accomplished by inter-company accounting procedures and transfers. Each billing of Management shall provide reasonable detail regarding the costs and expenses for which Management and its Affiliates are seeking reimbursement. All such detail provided under this Section 3.5 shall be subject to Section 6.11.

3.6 Agency. FinanceCo hereby appoints Management during the term of this Agreement to act as its agent, and hereby consents to the appointment of Management during the term of this Agreement to act as agent for each member of the FinanceCo Group, in each case, for the procurement of all Services to be procured for any member of the FinanceCo Group by Management pursuant to this Agreement and, FinanceCo authorizes Management to act on its behalf in procuring all such services as agent of FinanceCo; provided, however that the foregoing shall be limited to matters that are either (i) not Non-Delegated Duties or (ii) are Non-Delegated Duties but the Requisite Board Approvals have been obtained. The Parties acknowledge and agree that, by virtue of the Delegation, Management has full power and authority to bind Opco as permitted hereunder, and thus no separate appointment of Management as agent of Opco is necessary.

3.7 Disputes.

(a) FINANCECO OR OPCO, AS APPLICABLE, MAY, WITHIN 120 DAYS AFTER RECEIPT OF A BILLING FROM MANAGEMENT, TAKE WRITTEN EXCEPTION TO ANY CHARGE SET FORTH IN SUCH BILLING, ON THE GROUND THAT THE SAME WAS NOT PROPERLY CHARGED IN CONNECTION WITH THE PROVISION OF SERVICES. FINANCECO OR OPCO, AS APPLICABLE, SHALL NEVERTHELESS PAY MANAGEMENT IN FULL WHEN DUE THE BILLED AMOUNT. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF

FINANCECO OR OPCO, AS APPLICABLE, TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE PROPERLY CHARGED IN CONNECTION WITH THE PROVISION OF SERVICES, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY MANAGEMENT TO FINANCECO OR OPCO, AS APPLICABLE, TOGETHER WITH INTEREST THEREON AT THE LESSER OF (I) THE PRIME RATE PER ANNUM ESTABLISHED BY CITIBANK, NA AS IN EFFECT ON THE DATE OF PAYMENT BY FINANCECO OR OPCO, AS APPLICABLE, IN RESPECT OF SUCH CONTESTED INVOICE OR (II) THE MAXIMUM LAWFUL RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY FINANCECO OR OPCO, AS APPLICABLE, TO THE DATE OF REFUND BY MANAGEMENT.

(b) If, within 20 days after receipt of any written exception pursuant to Section 3.7(a), FinanceCo or Opco, on the one hand, and Management, on the other, have been unable to resolve any dispute set forth in such written exception and the aggregate amount so in dispute exceeds $1,000,000, either of FinanceCo or Opco, on the one hand, and Management, on the other, may submit the dispute to an independent third party auditing firm that is mutually agreeable to FinanceCo, on the one hand, and Management, on the other hand. The Parties shall cooperate with such auditing firm and shall provide such auditing firm access to such books and records as may be reasonably necessary to permit a determination by such auditing firm. The resolution by such auditing firm shall be final and binding on the Parties.

3.8 Audit Rights. At any time during the term of this Agreement and for one year thereafter, FinanceCo and Opco shall have the right to review and, at FinanceCo’s or Opco’s expense, to copy, the books and records maintained by Management and AERS relating to the provision of the Services. In addition, to the extent necessary to verify the performance by Management and AERS of their obligations under this Agreement, FinanceCo and Opco shall have the right, at FinanceCo’s or Opco’s expense, to audit, examine and make copies of or extracts from the books and records of Management and AERS (the “Audit Right”). FinanceCo and Opco may exercise the Audit Right through such auditors as such Party may determine in its sole discretion. FinanceCo and Opco shall (i) exercise the Audit Right only upon reasonable written notice to Management or AERS, as applicable, and during normal business hours and (ii) use its reasonable efforts to conduct the Audit Right in such a manner as to minimize the inconvenience and disruption to Management or AERS, as applicable. All documentation and information provided under this Section 3.8 in connection with any such review or audit shall be subject to Section 6.11.

ARTICLE IV

LICENSE OF NAME AND MARK

4.1 Grant of License. Upon the terms and conditions set forth in this Article IV, each of FinanceCo and Opco hereby grants and conveys to Management a nontransferable, nonexclusive, royalty-free right and license (“License”) to use the name “Titan Energy” (the “Name”) and any other trademarks owned by FinanceCo or Opco which contain the Name (collectively, the “Marks”), in each case in connection with Management’s operation of the business and affairs of FinanceCo and Opco.

4.2 Ownership. Management agrees that ownership of the Name and the Marks and the goodwill relating thereto shall remain vested in FinanceCo or Opco, as the case may be, the owner of the mark, and any successor thereto, both during the term of this License and thereafter, and Management further agrees never to challenge, contest or question the validity of FinanceCo’s or Opco’s ownership of any Name or Mark or any registration thereto by FinanceCo or Opco. In connection with the use of the Name and the Mark, Management shall not in any manner represent that it has any ownership in the Name and the Marks or registration thereof except as set forth herein, and Management acknowledges that the use of the Name and the Marks shall not create any right, title or interest in or to the Name and the Marks, and all use of the Name and the Marks by Management shall inure to the benefit of FinanceCo or Opco.

4.3 In the Event of Termination. In the event of termination of this Agreement, Management’s right to utilize or possess the Marks licensed under this Agreement shall automatically cease, and no later than thirty (30) days following such termination, (a) Management shall cease all use of the Marks and shall adopt trademarks, service marks, and trade names that are not confusingly similar to the Marks, (b) at Opco’s request, Management shall destroy all materials and content upon which the Marks continue to appear (or otherwise modify such materials and content such that the use or appearance of the Marks ceases) that are under Management’s control, and certify in writing to Opco that Management has done so, and (c) Management shall change its legal name so that there is no reference therein to the name “Titan Energy” or any name or d/b/a then used by any entity related to Opco or any variation, derivation or abbreviation thereof, and in connection therewith, shall make all necessary filings of certificates with the Secretary of State of the State of Delaware and to otherwise amend its organizational documents by such date.

ARTICLE V

LIABILITY; LOSSES; INDEMNIFICATION

5.1 Liability of Indemnitees. Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for, and each of FinanceCo and Opco hereby releases each Indemnitee from any liability for, monetary damages to FinanceCo, Opco or any of their subsidiaries or Affiliates, or to any Person who holds or acquires any interest in any equity interest in FinanceCo, Opco or any of their subsidiaries or Affiliates, for any Liabilities sustained or incurred as a result of any act or omission of an Indemnitee (or any of its contractors, subcontractors or Affiliates) in connection with the Services or the Business unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal. THE EXCULPATION AND RELEASE PURSUANT TO THIS SECTION 5.1 APPLIES TO ALL LIABILITIES, WHETHER DUE IN WHOLE OR IN PART TO A PRE-EXISTING DEFECT, NEGLIGENT ACTS OR OMISSIONS (WHETHER SOLE, JOINT ON CONCURRENT), STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNITEE, ITS CONTRACTORS OR SUBCONTRACTORS.

5.2 Indemnification of Indemnitees. To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by each of Opco and FinanceCo from and against any and all losses, claims, damages, Liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of, in connection with or related to the Services or the Business or such Indemnitee’s status as an Indemnitee, WHETHER DUE IN WHOLE OR IN PART TO A PRE-EXISTING DEFECT, NEGLIGENT ACTS OR OMISSIONS (WHETHER SOLE, JOINT ON CONCURRENT), STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNITEE, ITS CONTRACTORS OR SUBCONTRACTORS; provided that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. THE WAIVER AND INDEMNIFICATION PROVISIONS PROVIDED FOR IN SECTION 5.1 AND THIS SECTION 5.2 HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNITEE. OPCO AND FINANCECO ACKNOWLEDGE THAT THIS STATEMENT CONSTITUTES CONSPICUOUS NOTICE.

5.3 Advancement of Expenses. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.2 in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Opco or FinanceCo prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to Section 5.2, the Indemnitee is not entitled to be indemnified upon receipt by Opco or FinanceCo of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by Section 5.2.

5.4 Non-Exclusivity. The indemnification provided by Section 5.2 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, including any limited liability company agreement of Opco, FinanceCo or any other Person, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

5.5 Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under Section 5.2 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

5.6 Beneficiaries. The provisions of this Article V are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

5.7 No Modification, Etc. No amendment, modification or repeal of this Article V or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by Opco or FinanceCo, nor the obligations of Opco and FinanceCo to indemnify any such Indemnitee under and in accordance with the provisions of this Article V as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

5.8 Reliance.

(a) In performing the Services or otherwise acting under this Agreement, Management may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) In performing the Services or otherwise acting under this Agreement, Management may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an opinion of counsel) of such Persons as to matters that Management reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

5.9 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT FOR (AND EACH PARTY HEREBY RELEASES EACH OTHER PARTY FROM) EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES (INCLUDING LOST PROFITS, LOSS OF PRODUCTION OR OTHER DAMAGES ATTRIBUTABLE TO BUSINESS INTERRUPTION) OF THE OTHER PARTY HERETO ARISING IN CONNECTION WITH THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE AFOREMENTIONED LIMITATION DOES NOT AFFECT THE PARTIES’ RIGHT TO INDEMNIFICATION WITH RESPECT TO LIABILITIES TO THIRD PARTIES FOR EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES.

5.10 No Personal Liability. EXCEPT AS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT (OR ENTITY EQUIVALENT) FOR OFFICERS AND DIRECTORS OF ANY MEMBER OF THE FINANCECO GROUP OR IN ANY EMPLOYMENT CONTRACTS WITH ANY OFFICERS OF ANY MEMBER OF THE FINANCECO GROUP, EACH PARTY ACKNOWLEDGES AND AGREES THAT IN NO EVENT SHALL ANY PARTNER, SHAREHOLDER, MEMBER, OWNER,

OFFICER, DIRECTOR, MANAGER, EMPLOYEE, OR AFFILIATE OF ANY PARTY (UNLESS SUCH AFFILIATE IS A PARTY), OR ANY PARTNER, SHAREHOLDER, MEMBER, OWNER, OFFICER, DIRECTOR, MANAGER, EMPLOYEE OF ANY AFFILIATE OF ANY PARTY, BE PERSONALLY LIABLE TO ANY OTHER PARTY FOR ANY LOSSES, PAYMENTS, OBLIGATIONS, OR PERFORMANCE DUE UNDER THIS AGREEMENT, OR ANY BREACH OR FAILURE OF PERFORMANCE OF ANY PARTY HEREUNDER AND THE SOLE RECOURSE FOR PAYMENT OR PERFORMANCE OF THE OBLIGATIONS HEREUNDER SHALL BE AGAINST EACH OF THE PARTIES AND EACH OF THEIR RESPECTIVE ASSETS AND NOT AGAINST ANY OTHER PERSON.

5.11 EXCLUSION OF IMPLIED WARRANTIES. THIS AGREEMENT EXPRESSLY EXCLUDES ANY WARRANTY, CONDITION OR OTHER UNDERTAKING IMPLIED AT LAW OR BY CUSTOM OR OTHERWISE ARISING OUT OF ANY OTHER AGREEMENT BETWEEN THE PARTIES OR ANY REPRESENTATION BY ANY OF THEM NOT CONTAINED IN A BINDING LEGAL AGREEMENT EXECUTED BY ALL PARTIES. EACH OF THE PARTIES ACKNOWLEDGES AND CONFIRMS THAT IT DOES NOT ENTER INTO THIS AGREEMENT IN RELIANCE ON ANY WARRANTY, CONDITION, UNDERTAKING, AGREEMENT OR REPRESENTATION SO EXCLUDED.

ARTICLE VI

MISCELLANEOUS

6.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principles that might refer the construction or interpretation of this Agreement to the laws of another state. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or relating in any manner to, this Agreement must be brought against any of the Parties in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, in another court of the State of Delaware, County of New Castle, or in the United States District Court for the District of Delaware, and each of the Parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

6.2 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postage-paid, and registered or certified with return receipt requested or by delivering such notice in person, by overnight delivery service or by facsimile or email to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile or email shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 6.2.

If to the FinanceCo:

Titan Energy, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

Attn: Chief Legal Officer

Facsimile: (215) 405-3823

Email: lwashington@atlasenergy.com

If to Opco:

Titan Energy Operating, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

Attn: Chief Legal Officer

Facsimile: (215) 405-3823

Email: lwashington@atlasenergy.com

If to Management or AERS:

c/o Titan Energy Management, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

Attn: Chief Legal Officer

Facsimile: (215) 405-3823

Email: lwashington@atlasenergy.com

6.3 Entire Agreement. This Agreement and the Delegation Agreement, the FinanceCo LLC Agreement and the Opco LLC Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

6.4 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto, provided, that any such amendment or modification shall require the approval of a majority of the members of the Conflicts Committee. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

6.5 Assignment. No Party shall have the right to assign this Agreement or any of its respective rights or obligations under this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.7 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

6.8 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

6.9 No Third-Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement is for the sole and exclusive benefit of the Parties and their respective successors and shall not (i) create a contractual relationship with any other Person, (ii) create a cause of action in favor of any other Person or (iii) confer any rights or remedies upon any other Person. Without limiting the generality of the foregoing, the provisions of this Agreement are enforceable solely by the Parties to this Agreement (except as otherwise provided in Article V), and no holder of Common Shares shall have the right, separate and apart from FinanceCo, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

6.10 Status of Parties. Except to the extent Management acts as FinanceCo’s agent as set forth in this Agreement, Management agrees to perform the Services for FinanceCo hereunder as an independent contractor. Without limiting the other terms of this Agreement, including but not limited to Article V, as between Management, on the one hand, and any member of the FinanceCo Group, on the other hand, Management will have responsibility for the control and direction of its employees and those of any agent or subcontractor hired by Management to perform any Services or other responsibilities of Management hereunder. This Agreement does not create any partnership or joint venture between Management, on the one hand, and any member of the FinanceCo Group, on the other hand. Management shall have authority to select the means, methods and manner of performing the Services, provided Management complies with this Agreement.

6.11 Confidentiality.

(a) Each Party agrees that any Confidential Information of the other Party received in the course of performance under this Agreement, including the execution, performance and terms of this Agreement shall be kept strictly confidential by such receiving Party, except that any Party may disclose Confidential Information to its Affiliates and their respective officers, directors and employees (“Representatives”), and Management may disclose such information for the purpose of or in connection with providing Services pursuant to this Agreement, including without limitation to third parties that provide such Services. The Parties agree that Confidential Information shall include, without limitation, data, information, ideas, software, materials, specifications, non-public financial information, business plans, projections, customer lists, procedures and any other proprietary information provided by one Party to the other Party under this Agreement. For the purposes of this Agreement information shall not be treated as Confidential Information if it: (i) was in the receiving Party’s possession prior to receipt from the disclosing Party; (ii) is or hereafter becomes generally available to the public without breach of this Agreement or any other agreement between the Parties or between a Party and any third party; (iii) becomes available to the receiving Party from a third party which is not prohibited by an agreement or otherwise from disclosing such information; or (iv) can be shown to have been developed by the receiving Party without access to or use of the Confidential Information of the other Party. Management information provided to the Conflicts Committee or any of its Representatives hereunder shall be deemed to have been provided to both FinanceCo and Opco for purposes of this Section 6.11. Each Party shall be responsible for any breach of this Section 6.11 by its Representatives.

(b) Notwithstanding any provision of this Section 6.11 to the contrary, subject to the last sentence of this Section 6.11(b), if a Party (the “Receiving Party”) (or any Representative to which such Party has made disclosures in accordance with Section 6.11) is requested or required (by depositions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, by law or by the rules or regulations of any regulatory authority having jurisdiction over the Receiving Party or any such Representative or the rules and regulations of any applicable national securities exchange) to disclose any of the Confidential Information of another Party (the “Disclosing Party”), the Receiving Party shall, to the extent reasonably practicable, provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek, at the Disclosing Party’s expense, a protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the Receiving Party shall, to the extent permitted by law, consult with the Disclosing Party with respect to taking steps to resist or narrow the scope of any such request or requirement. If the Disclosing Party seeks a protective order or other remedy, the Receiving Party shall provide such cooperation as the Disclosing Party shall reasonably request. If the Receiving Party or any of its Representatives is required to disclose such Confidential Information to any Person, the Receiving Party or its Representatives may, without liability hereunder, disclose to such Person only that portion of such Confidential Information that it has been advised by its legal counsel must be disclosed, provided that the Receiving Party and its Representatives shall exercise all reasonable efforts to obtain assurances that such information will be accorded confidential treatment and to minimize the disclosure of such Confidential Information. Notwithstanding the foregoing, a Party may publicly disclose the terms and provisions of this Agreement and other Confidential Information to the extent required by the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations of the Securities Exchange Commission, or the rules and regulations of any national securities exchange on which such Party’s securities are listed or traded, solely with prior written notice to the Disclosing Party to the extent reasonably practicable.

(c) The Parties acknowledges and agree that a breach by it of its obligations under this Section 6.11 would cause irreparable harm to the non-breaching Party(ies) and that monetary damages would not be adequate to compensate such Party(ies). Accordingly, The Parties agree that the non-breaching Party(ies) shall be entitled to immediate equitable relief, including a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation by such breaching Party(ies), without the necessity of posting bond or other security. Each Party’s right to equitable relief shall be in addition to other rights and remedies available to such Party, for monetary damages or otherwise.

(d) The provisions of this Section 6.11 shall survive for one year after the termination of this Agreement.

6.12 Competition.

(a) Except as provided in Section 6.12(c) with respect to Tax-Advantaged Drilling Partnerships, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any member of the FinanceCo Group, independently or with others, including business interests and activities in direct competition with the business and activities of any member of the FinanceCo Group. No such business interest or activity shall constitute a breach of this Agreement or any related agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to any member of the FinanceCo Group. No member of the FinanceCo Group or any other Person shall have any rights by virtue of this Agreement in any business ventures of any Indemnitee.

(b) Notwithstanding anything to the contrary in this Agreement (other than Section 6.12(c) with respect to Tax-Advantaged Drilling Partnerships), (i) the engaging in competitive activities by any Indemnitee in accordance with the provisions of this Section 6.12 is hereby approved by each of FinanceCo and Opco, on behalf of themselves and each other member of the FinanceCo Group, (ii) it shall be deemed not to be a breach by Management or any other Indemnitee of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to FinanceCo, Opco or any member of the FinanceCo Group for the Indemnitees to engage in such business interests and activities in preference to or to the exclusion of FinanceCo, Opco or any member of the FinanceCo Group and (iii) the Indemnitees (including Management) shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to present business opportunities to FinanceCo, Opco or any member of the FinanceCo Group. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee (including Management). No Indemnitee (including Management) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for FinanceCo, Opco or any member of the FinanceCo Group shall have any duty to communicate or offer such opportunity to FinanceCo, Opco or any member of the FinanceCo Group, and such Indemnitee (including Management) shall not be liable to FinanceCo, Opco or any member of the FinanceCo Group for breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, by reason of the fact that such Indemnitee (including Management) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to FinanceCo, Opco or any member of the FinanceCo Group.

(c) During the term of this Agreement, Management shall not, directly or indirectly, and shall cause its Affiliates not to engage, directly or indirectly, in any of the following activities, other than by or through a member of the FinanceCo Group:

(i) sponsor any Tax-Advantaged Drilling Partnership for the purpose of raising funds from investors to finance developmental drilling activities;

(ii) manage or operate any Tax-Advantaged Drilling Partnership; or

(iii) own any interest in any Tax-Advantaged Drilling Partnership; provided, however, that notwithstanding the foregoing, any officer, director or employee of Management (or of any Affiliate thereof) who otherwise would be restricted by this Section 6.12(c) shall be entitled to (x) continue to own any limited partner interest in any Tax-Advantaged Drilling Partnership held by such Person on the date hereof and (y) acquire and own any limited partner interest in any Tax-Advantaged Drilling Partnership with the approval of the Conflicts Committee.

6.13 Termination.

(a) This Agreement shall be binding on the Parties from and after the Closing Date, and the term of this Agreement shall commence on the Closing Date. This Agreement shall terminate (i) with the written consent of each of the Parties, (ii) automatically upon the closing of the redemption by FinanceCo of the Preferred Share in accordance with Section 5.7(b)(viii) of the FinanceCo LLC Agreement, (iii) automatically upon a Change of Control Event, (iv) upon written notice by Management if FinanceCo or Opco is in material breach of this Agreement based upon and in accordance with any direction of the Conflicts Committee, which breach shall not have been cured within 30 days following receipt by the breaching Party of written notice of such breach from Management, or such longer period as is reasonably required to cure such breach (other than a breach of a payment obligation hereunder), provided that the breaching Party commences to cure such breach within such 30-day period and proceeds with due diligence to cure such breach, (v) upon written notice by FinanceCo if Management or AERS is in material breach of this Agreement, which breach shall not have been cured within 30 days following receipt by Management of written notice of such breach from FinanceCo, or such longer period as is reasonably required to cure such breach (other than a breach of a payment obligation hereunder), provided that the breaching Party commences to cure such breach within such 30-day period and proceeds with due diligence to cure such breach, (vi) automatically upon the sale, assignment, transfer, conveyance, gift, exchange, or other disposal of the Preferred Share to any other person; provided, however, that subsection (vi) shall not preclude or limit Management’s ability to mortgage, pledge, hypothecate or grant a security interest in the Preferred Share; provided further, however, that this Agreement shall terminate upon any forced sale of the Preferred Share pursuant to the foreclosure of any such encumbrance, or (vii) automatically upon the termination of the Delegation Agreement. Notwithstanding anything in this Agreement to the contrary, the failure to reach agreement on any allocation or any allocation methodology under Section 3.3 shall not constitute a breach of this Agreement by Management.

(b) Upon termination of this Agreement, FinanceCo and Opco shall (i) pay to Management an amount sufficient to reimburse Management and AERS for all severance and related costs they expect to incur due to staff reduction in connection with such termination based upon the severance arrangements of Management and its Affiliates in effect on the date hereof; provided, that (w) in no event shall the aggregate amount of such reimbursement under this clause (i) exceed $14.9 million (such cap shall not apply to any amount paid or payable to any executive with an employment agreement with FinanceCo, and no such amount paid or payable under any such employment agreement shall count against such cap), (x) FinanceCo and Opco shall have no obligation under this clause (i) if FinanceCo shall have terminated this Agreement pursuant to Section 6.13(a)(v), (y) FinanceCo and Opco shall not be required to reimburse any severance under this Section 6.13(b) to any employee (excluding any executive with an Employment Agreement with FinanceCo, which executive shall receive payment under his or her Employment Agreement) that is offered Comparable Employment by FinanceCo or any successor to FinanceCo (such offers to be controlled by a majority of the Class B Directors) or any successor to Management, provided that FinanceCo shall have provided Management with a written copy of such offer of Comparable Employment prior to the payment of such severance to such employee, and (z) this Section 6.13(b)(i) shall not apply to any executive with an Employment Agreement with FinanceCo, which executive shall receive payment under his or her Employment Agreement, and (ii) pay all amounts then due and owing by FinanceCo or Opco under the Initial Compensation Arrangements and any amounts that become payable by FinanceCo or Opco under the Initial Compensation Arrangements upon or in connection with any event that gives rise to the termination of, or the right to terminate, this Agreement (including any amounts that are not payable unless and until any conditions are satisfied, such as the execution of a release by the relevant employee and, if applicable, the expiration of a specified time period without the revocation of such release). Management shall provide at least 10 days’ prior written notice to FinanceCo and Opco prior to the payment of any severance amounts to any employee of Management or AERS and for which FinanceCo and Opco would have a reimbursement obligation hereunder (excluding any executive with an Employment Agreement with FinanceCo, which executive shall receive payment under his or her Employment Agreement), which notice shall contain reasonably sufficient information with respect to such employee’s compensation information to allow the Class B Directors (or their designees) to make an offer of Comparable Employment.

(c) For the avoidance of doubt, any and all obligations of Management or AERS under the Management Incentive Plan shall be jointly and severally assumed by FinanceCo and Opco upon termination of this Agreement.

(d) The provisions of, and the obligations of the Parties under, Sections 3.4 and 3.5 (as to any accrued and unpaid obligations), Section 3.7, Section 3.8, Article V, Section 6.1, Section 6.2, Section 6.11 and this Section 6.13 shall survive any termination or expiration of this Agreement.

(e) Upon the termination or expiration of this Agreement, (i) Management shall deliver to FinanceCo as promptly as reasonably possible all records, reports,

books, data and other material(s) (or copies of any of the foregoing) related to the performance of the Services that are in the possession of Management and its Affiliates, other than any such records, reports, books, data and other material(s) that Management or any of its Affiliates is not permitted to provide under any applicable law, rule or regulation or the terms of any agreement to which Management or any of its Affiliates is a party or is subject, and (ii) Management will reasonably cooperate with FinanceCo to cause an orderly and timely transition of the Services to a successor manager. FinanceCo and Opco shall promptly reimburse Management, upon request, for any and all documented costs and expenses made or incurred by Management and its Affiliates arising out of or in connection with the performance of their obligations under this Section 6.13(e).

6.14 Interpretation. The Parties to this Agreement acknowledge and agree that: (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement; and (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be used to interpret this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. The words “include,” “includes,” and “including” in this Agreement mean “include/includes/including without limitation.” The use of “or” is not intended to be exclusive unless expressly indicated otherwise. All references to $, currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any law, rule or regulation shall be construed as referring to such law, rule or regulation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. All article, section, subsection and exhibit references used in this Agreement are to articles, sections, subsections and exhibits to this Agreement unless otherwise specified.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

TITAN ENERGY, LLC

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

TITAN ENERGY OPERATING, LLC

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

TITAN ENERGY MANAGEMENT, LLC

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

ATLAS ENERGY RESOURCE SERVICES, INC.

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

[Signature page to Omnibus Agreement]

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